UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 21, 2005
MIDWAY GAMES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12367 (Commission File Number)	22-2906244 (I.R.S. Employer Identification Number)
2704 West Roscoe Street, Chicago, Illinois      60618
(Address of Principal Executive Offices)           (Zip Code)
Registrant’s telephone number, including area code: (773) 961-2222
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02      Unregistered Sales of Equity Securities.
     On September 21, 2005, we gave notice to the sole remaining holder (the “Holder”) of our Series D Convertible Preferred Stock (“Series D Shares”) of our election to convert all thirty (30) of our outstanding Series D Shares into shares of our common stock. On October 20, 2005, Midway’s “Election Conversion Date,” the Holder will be deemed to have submitted a conversion notice in accordance with Section 2(d)(i) of the Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock.
     Unless the Holder elects to convert its Series D Shares prior to the Election Conversion Date, on October 20, 2005, the remaining thirty (30) Series D Shares will be converted, together with accrued and unpaid dividends thereon, into seventy-five thousand one hundred forty-one (75,141) shares of our common stock. The same number of shares of our common stock will be issued if the Holder of the Series D Shares elects to convert the Series D Shares prior to the Election Conversion Date, subject to variance based upon the amount of accrued interest through the date of the Holder’s conversion election.
     Each Series D Share has a stated value of $10,000 and will be converted into shares of our common stock at a conversion price of $4 per share. The sale of the Series D Shares was described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2003. That sale was exempt from registration under the Securities Act of 1933, as amended (the “Act”) by reason of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. The issuance of the shares of common stock upon conversion of the Series D Shares was exempt from registration under the Act by reason of Section 3(a)(9) thereof. The common stock issued upon conversion is registered for resale by the holder. The number of shares of common stock issued upon this conversion represented less than 1% of the number of shares of our common stock outstanding.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.
September 21, 2005	By:	/s/ David F. Zucker
David F. Zucker
President and Chief Executive Officer